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                                                                   Exhibit 10.24

                           SOMERA COMMUNICATIONS, INC.

                       DAN FIRESTONE EMPLOYMENT AGREEMENT

                This Agreement is made by and between Somera Communications, Inc. (the "Company"), and Dan Firestone ("Executive") as of September 17, 2001.

1)   Duties and Scope of Employment.
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         a) Positions; Duties. Commencing upon the date of this Agreement, the
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            Company shall employ the Executive as the Executive Chairman of the
            Board of the Company reporting to the Board of Directors of the Company (the "Board"). The period of Executive's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Board.

         b) Board Position and Duties.  Executive shall continue to serve as
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            Chairman of the Board of the Company.


2)   Employee Benefits. During the Employment Term, Executive shall be eligible
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     to participate in the employee and fringe benefit plans maintained by the
     Company that are applicable to other senior management to the full extent provided for under those plans.

3)   At-Will Employment. Executive and the Company understand and acknowledge
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     that Executive's employment with the Company constitutes "at-will"
     employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

4)   Compensation.
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         a) Base Salary.
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            i) 2001 Base Salary. During 2001, the Company shall pay the
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               Executive as compensation for his services a base salary at the annualized rate of three hundred sixty thousand dollars
               ($360,000).

           ii) 2002 Base Salary. Commencing in 2002 and while Executive is
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               employed by the Company, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of four hundred thousand dollars ($400,000) (together with the base salary for 2001, the "Base Salary").

          iii) Additional Provisions.  Executive's Base Salary shall be paid
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               periodically in accordance

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         with normal Company payroll practices and subject to the usual, required withholding.

     b)  Bonuses.  Executive shall be eligible to earn the following bonus:
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         i) 2001 Bonus.  Executive shall be eligible to earn a bonus for 2001,
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            paid annually based on the following amounts, if applicable:

            (1) in the event that the Company's fiscal year 2001 operating profit reaches 90% of the annual plan target levels currently in place, then Executive shall be eligible to earn a bonus of one hundred eighty thousand dollars ($180,000); or

            (2) in the event that the Company's fiscal year 2001 operating profit reaches 100% of the annual plan target levels currently in place, then Executive shall be eligible to earn a bonus of three hundred sixty thousand dollars ($360,000); or

            (3) in the event that the Company's fiscal year 2001 operating profit reaches 110% of the annual plan target levels currently in place, then Executive shall be eligible to earn a bonus of five hundred forty thousand dollars ($540,000); or

            (4) in the event that the Company's fiscal year 2001 operating profit reaches 120% of the annual plan target levels currently in place, then Executive shall be eligible to earn a bonus of seven hundred twenty thousand dollars ($720,000); or

            (5) in the event that the Company's fiscal year 2001 operating profit reaches 130% of the annual plan target levels currently in place, then Executive shall be eligible to earn a bonus of nine hundred thousand dollars ($900,000).

         ii) 2002 Bonus.  Executive shall be eligible to earn a bonus for 2002,
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             paid annually based on the following amounts, if applicable:

            (1) in the event that the Company's fiscal year 2002 revenue, earnings per share and [insert balance sheet metric] reach 90% of the annual plan target levels, as developed by the Board working with the Executive, then Executive shall be eligible to earn a bonus of two hundred thousand dollars ($200,000);

            (2) in the event that the Company's fiscal year 2002 revenue, earnings per share and [insert balance sheet metric] reach 110% of the annual plan target levels, as developed by the Board working with the Executive, then Executive shall be eligible to earn a bonus of an additional two hundred thousand dollars ($200,000);

            (3) in the event that the Company's fiscal year 2002 revenue, earnings per share and [insert balance sheet metric] reach 125% of the annual plan target levels, as developed by the Board working with the Executive, then Executive shall be eligible to earn a bonus of an additional two hundred thousand dollars ($200,000); and

            (4) in the event that the Company's fiscal year 2002 revenue, earnings per share and [insert balance sheet metric] reach 130% of the annual plan target levels, as developed

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                  by the Board working with the Executive, then Executive shall be eligible to earn a bonus of an additional two hundred thousand dollars ($200,000).

                  Notwithstanding the foregoing, the Company's obligation to make any bonus payment, whether during the first or any subsequent annual period, shall be dependent upon Executive's employment with the Company through the end of such year.

         c) Equity Compensation. After the date of this Agreement, Executive
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            shall be granted a stock option (the "Stock Option") to purchase a total of five hundred thousand (500,000) shares of Company common stock with a per share exercise price equal to the fair market value of the Company's common stock on the date of grant. The Stock Option shall be for a term of ten (10) years (or shorter upon termination of employment relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall vest as follows: twenty-five percent (25%) of the shares subject to the Stock Option shall vest twelve (12) months after the Employment Commencement Date and one forty-eighth (1/48th) of the shares subject to the Option shall vest each month thereafter at the end of the month, so as to be one hundred percent (100%) vested on the four
            (4) year anniversary of the Employment Commencement Date, conditioned upon Executive's continued employment with the Company as of each vesting date. Except as specified otherwise herein, the option grant shall be pursuant to the terms, definitions and provisions of the Company's standard form of stock option agreement (the "Option Agreement"), which agreement is incorporated herein by reference.

         d) Severance.
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            i) Involuntary Termination Other Than for Cause; Constructive
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               Termination Prior to Change of Control. If, prior to a Change of
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               Control, Executive's employment with the Company is
               Constructively Terminated or involuntarily terminated by the Company other than for (x) Cause, (y) Executive's death, or (z) Executive's Disability, then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company, (A) Executive's Stock Option shall have its vesting accelerated to receive an additional twelve (12) months of vesting; (B) Executive shall receive continued payments of one year's Base Salary plus the pro rata portion of the bonus earned by Executive in the time employed during such year, less applicable withholding, in accordance with the Company's standard payroll practices; (C) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA"), through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer; and (D) the Company shall provide Executive with all other Company welfare plan and fringe benefits in which Executive participated prior to his termination through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer, and if Executive is ineligible to participate in one or more of such benefit plans or programs of the Company, the Company shall provide Executive with such benefits on an equivalent basis, including a Tax Gross-Up to the

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             extent such benefits constitute taxable income to the Executive but were provided to Executive on a non-taxable basis while Executive was employed by the Company.


         ii) Involuntary Termination Other Than for Cause; Constructive
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             Termination On or Following Change of Control. If, on or within the
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             six (6) month period immediately following a Change of Control,
             Executive's employment with the Company is Constructively
             Terminated or involuntarily terminated by the Company other than for (x) Cause, (y) Executive's death, or (z) Executive's
             Disability, then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company, (A) Executive's Stock Option shall have its vesting accelerated such that 100% of the shares underlying such Stock Option shall vest;
             (B) Executive shall receive continued payments of one year's Base Salary plus the pro rata portion of the bonus earned by Executive in the time employed during such year, less applicable withholding, in accordance with the Company's standard payroll practices; (C) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under COBRA through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer; and (D) the Company shall provide Executive with all other Company welfare plan and fringe benefits in which Executive participated prior to his termination through the lesser of (x) twelve (12) months from the date of Executive's termination of employment, or (y) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer, and if Executive is ineligible to participate in one or more of such benefit plans or programs of the Company, the Company shall provide Executive with such benefits on an equivalent basis, including a Tax Gross-Up to the extent such benefits constitute taxable income to the Executive but were provided to Executive on a non-taxable basis while Executive was employed by the Company.

              For the purposes of this Agreement, "Cause" means (1) material act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (2) Executive's conviction of, or plea of nolo contendere to, a felony, (3) Executive's gross misconduct in connection with the performance of his duties hereunder, or (4) Executive's material breach of his obligations under this Agreement; provided, however, that with respect to clauses (3) and (4), such actions shall not constitute Cause if they are cured by Executive within thirty (30) days following delivery to Executive of a written explanation specifying the basis for the Board's beliefs with respect to such clauses.

              For the purposes of this Agreement, "Change of Control" is defined as:

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            (1)   Any "person" (as such term is used in Sections 13(d) and 14(d)
                  of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said
                  Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

            (2) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (3) The consummation of the sale by the Company of all or substantially all of the Company's assets.

                  For the purposes of this Agreement, "Constructive Termination" means (1) a material reduction in Executive's Base Salary or bonus level, (2) a reduction in Executive's title or a material reduction in Executive's authority or duties, or (3) the requirement that Executive relocate more than fifty (50) miles from the current Company headquarters.

                  For the purposes of this Agreement, "Disability" shall mean Executive's mental or physical impairment which has or is likely to prevent Executive from performing the responsibilities and duties of his position for three (3) months or more in the aggregate during any six (6) month period. Any question as to the existence or extent of Executive's disability upon which the Executive and the Company cannot agree shall be resolved by a qualified independent physician who is an acknowledged expert in the area of the mental or physical impairment, selected in good faith by the Board and approved by the Executive, which approval shall not unreasonably be withheld.

                  The Executive shall not be required to mitigate the value of any severance benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source.

      iii)    Voluntary Termination; Involuntary Termination for Cause. Except
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              as otherwise specified herein, in the event Executive terminates his employment voluntarily or is involuntarily terminated by the Company for Cause, then all vesting of the Stock Option, and any other equity compensation shall terminate immediately and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned).

5)   Assignment. This Agreement shall be binding upon and inure to the benefit
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     of (a) the heirs, beneficiaries, executors and legal representatives of
     Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed

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     substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

6)   Notices. All notices, requests, demands and other communications called for
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     hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                      If to the Company:    Somera Communications, Inc.
                                            5383 Hollister Avenue
                                            Santa Barbara, CA 93111
                                            Attn:  Chief Financial Officer
                                            ----

                      If to Executive:      Dan Firestone
                                            at the last residential address
                                             known by the Company.

7)   Severability. In the event that any provision hereof becomes or is declared
     ------------
     by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

8)   Proprietary Information Agreement. Executive agrees to enter into the
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     Company's standard Employment, Confidential Information and Invention
     Assignment Agreement (the "Proprietary Information Agreement") upon commencing employment hereunder, as modified so as not to conflict with the provisions of this Agreement.

9)   Entire Agreement.  This Agreement, the Stock Plan, the Option Agreement,
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     the employee benefit plans referred to in Section 2 and the Proprietary
     Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

10)  Non-Binding Mediation, Arbitration and Equitable Relief.
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     a)  The parties agree to make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties hereto, the parties will attempt in good faith to resolve such dispute or claim by non-binding mediation in Santa

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         Clara County, California to be conducted by one mediator belonging to the American Arbitration Association. The mediation shall be held within thirty (30) days of the request therefor. The costs of the mediation shall be borne equally by the parties to the mediation.

b) Executive and the Company agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof which has not been resolved by negotiation or mediation as set forth in Section 10(a) shall be finally settled by binding arbitration to be conducted by one arbitrator in Santa Barbara, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration. Judgment may be entered under a protective order on the arbitrator's decision in any court having jurisdiction.

c) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

d) Executive understands that nothing in Section 10 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

e) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 10, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

         i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

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        ii)   ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL
              STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

       iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

11)  No Oral Modification, Cancellation or Discharge.
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     This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Chief Executive Officer of the Company.

12)  Withholding. The Company shall be entitled to withhold, or cause to be
     -----------
     withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

13)  Governing Law.  This Agreement shall be governed by the laws of the State
     -------------
     of California without reference to rules relating to conflict of law.

14)  Acknowledgment. Executive acknowledges that he has had the opportunity to
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     discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement:

        SOMERA COMMUNICATIONS, INC.


        /s/ Rick Darnaby
        --------------------------------
        Rick Darnaby
        President and Chief Executive Officer

        EXECUTIVE

        /s/ Dan Firestone
        --------------------------------
        Dan Firestone